AMENDMENT NO. 3

CAPITOL BANCORP LIMITED RETIREMENT PLAN

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended effective June 8, 2012, as follows:

By striking "Mountain View Bank of Commerce" from the list of Adopting Employers under APPENDIX A.

By adding the following sentence to the end of subparagraph (a) under the INVESTMENT IN QUALIFYING EMPLOYER SECURITIES SECTION of Article IV:

> Notwithstanding the foregoing, the Employer may choose to suspend such investments in Qualifying Employer Securities as they deem necessary.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly herein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 8th day of June, 2012.

CAPITOL BANCORP LIMITED

By [signature]

President

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